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                                                                       EXECUTION
                                                                     COUNTERPART

                                  Exhibit 10.35



                                CREDIT AGREEMENT

         THIS AGREEMENT is entered into as of June 27, 2003, by and between AIRCOMP L.L.C., a Delaware limited liability company ("BORROWER"), and WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION ("BANK").

                                    RECITALS
                                    --------

         Borrower has requested that Bank extend or continue credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

                                    ARTICLE I
                                    ---------
                                  CREDIT TERMS
                                  ------------

         SECTION 1.1. LINE OF CREDIT.

         (a) LINE OF CREDIT. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including June 27, 2007, not to exceed at any time the aggregate principal amount of One Million and No/00 Dollars ($1,000,000.00) ("LINE OF CREDIT"), the proceeds of which shall be used to (i) refinance certain existing indebtedness of Mountain Compressed Air, Inc., a Texas corporation ("MCA"), (ii) provide working capital and for general corporate purposes of the Borrower, and
(iii) pay fees and expenses incurred in connection with the transactions contemplated hereby. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of EXHIBIT "A" attached hereto ("LINE OF CREDIT NOTE"), all terms of which are incorporated herein by this reference.

         (b) LIMITATION ON BORROWINGS. The aggregate amount of all outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth above, shall not at any time exceed the lesser of (i) $1,000,000.00 minus the aggregate face amount of all outstanding Letters of Credit or (ii) the Borrowing Base minus the aggregate face amount of all outstanding Letters of Credit. All borrowings under the Line of Credit shall be in an amount of at least $10,000.00. There will be no minimum amount required on the borrowings under the Line of Credit if borrowed through Bank's credit sweep products.

         (c) BASE BORROWINGS. Outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth above, shall not at any time exceed an aggregate of eighty percent (80%) of Borrower's Eligible Accounts Receivable (the "BORROWING BASE"). All of the foregoing shall be determined by Bank upon receipt and review of all collateral reports required hereunder and such other documents and collateral information as Bank may from time to time require. Borrower acknowledges that said Borrowing Base was established by Bank

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with the understanding that, among other items, the aggregate of all returns, rebates, discounts, credits and allowances for the immediately preceding three
(3) months at all times shall be less than five percent (5%) of Borrower's gross sales for said period. If such dilution of Borrower's accounts for the immediately preceding three (3) months at any time exceeds five percent (5%) of Borrower's gross sales for said period, or if there at any time exists any other matters, events, conditions or contingencies which Bank reasonably believes may affect payment of any portion of Borrower's accounts, Bank, in its sole discretion, may reduce the foregoing advance rate against Eligible Accounts Receivable to a percentage appropriate to reflect such additional dilution and/or establish additional reserves against Borrower's Eligible Accounts Receivable.

         As used herein, "Eligible Accounts Receivable" shall consist solely of trade accounts created in the ordinary course of Borrower's business, upon which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and in which Bank has a perfected security interest of first priority, and shall not include:

                  (i) any account which is more than sixty (60) days past due or ninety (90) days from the invoice date;

                  (ii) that portion of any account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;

                  (iii) any account which represents an obligation of any state or municipal government or of the United States government or any political subdivision thereof (except accounts which represent obligations of the United States government and for which the assignment provisions of the Federal Assignment of Claims Act, as amended or recodified from time to time, have been complied with to Bank's satisfaction);

                  (iv) any account which represents an obligation of an account debtor located in a foreign country, except to the extent any such account, in Bank's determination, is supported by a letter of credit or insured under a policy of foreign credit insurance, in each case in form, substance and issued by a party acceptable to Bank;

                  (v) any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, member, parent or subsidiary of Borrower including, without limitation, Business Venture Owners;

                  (vi) that portion of any account, which represents interim or progress billings or retention rights on the part of the account debtor;

                  (vii) any account which represents an obligation of any account debtor when twenty percent (20%) or more of Borrower's accounts from such account debtor are not eligible pursuant to (i) above;

                  (viii) that portion of any account from an account debtor which represents the amount by which Borrower's total accounts from said account debtor exceeds twenty-five percent (25%) of Borrower's total accounts; provided, however, such percentage may be increased if
         (i) Bank, in Bank's sole discretion, approves of such increase and (ii) Borrower insures against such increase with insurance in amounts acceptable to Bank, in Bank's sole discretion;

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                  (ix) accounts with credit balances which have aged more than ninety (90) days;

                  (x) any account in which services have not been rendered or goods have not been shipped; or

                  (xi) any account deemed ineligible by Bank when Bank, in its sole discretion, deems the creditworthiness or financial condition of the account debtor, or the industry in which the account debtor is engaged, to be unsatisfactory.

         (d) LETTER OF CREDIT SUBFEATURE. As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue standby letters of credit for the account of Borrower (each, a "LETTER OF CREDIT" and collectively, "LETTERS OF CREDIT"); provided however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Two Hundred Thousand and No/00 Dollars ($200,000.00). The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion. Each Letter of Credit shall be issued for a term not to exceed three hundred sixty-five (365) days, nor an expiration date subsequent to the maturity date of the Line of Credit unless such Letter of Credit is collateralized with liquid assets acceptable to Bank in Bank's sole discretion. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by Bank in connection with the issuance thereof. Each drawing paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then Borrower shall immediately pay to Bank the full amount drawn, together with interest thereon from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any account maintained by Borrower with Bank for the amount of any such drawing. If Borrower does not pay to Bank the sums due for such drawings, the unpaid amount thereof shall bear interest equal to the Base Rate (as defined in the Line of Credit Note) plus three percent (3%) for each day from and including the date such drawing was paid by Bank to the date of repayment by Borrower.

         (e) BORROWING AND REPAYMENT. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above. Borrower may prepay principal on the Line of Credit without penalty on one (1) business day's advance notice. Prepayments on the Line of Credit shall


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be in a principal amount of $10,000.00. There will be no minimum amount required on prepayments of the Line of Credit paid through Bank's credit sweep product.
If at any time the outstanding aggregate unpaid principal amount of the Line of Credit Note plus the sum of the issued and outstanding Letters of Credit exceeds the Borrowing Base, the Borrower shall (i) immediately prepay the Line of Credit loans in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment and
(ii) if a Borrowing Base deficiency remains after prepaying all of the Line of Credit loans because of the issued and outstanding Letters of Credit, the Borrower shall pay to the Bank an amount equal to such Borrowing Base deficiency to be held as cash collateral as provided in Section 1.1(f). The parties understand and agree that all payments due and payable to the Bank under the Line of Credit Note including all fees of Bank, will be auto-debited from Borrower's checking account number 4945074375 held at Bank.

         (f) CASH COLLATERAL ACCOUNT. Borrower shall maintain with Bank, and Borrower hereby grants to Bank a security interest in, a non-interest bearing deposit account over which Borrower shall have no control ("CASH COLLATERAL ACCOUNT") and into which, upon an Event of Default, the proceeds of all Borrower's accounts and other rights to payment in which Bank has a security interest shall be deposited immediately upon an Event of Default, and if requested by Bank, the Borrower shall deposit in the Cash Collateral Account an amount in cash equal to the aggregate undrawn amount of all outstanding Letters of Credit. Bank shall, and Borrower hereby authorizes Bank to, apply all such proceeds immediately upon their receipt by Bank to repayment of all obligations of the Borrower relating to the aggregate amount of the undrawn Letters of Credit. Borrower's Cash Collateral Account number held at Bank is 4945080273.

         SECTION 1.2. TERM LOAN.

         (a) TERM LOAN. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make a loan to Borrower in the principal amount of Eight Million and No/100 Dollars ($8,000,000.00) ("TERM LOAN"), the proceeds of which shall be used to (i) refinance certain existing indebtedness of MCA, (ii) provide working capital for general corporate purposes of the Borrower, and
(iii) pay fees and expenses incurred in connection with the transactions contemplated hereby. Borrower's obligation to repay the Term Loan shall be evidenced by a promissory note substantially in the form of EXHIBIT "B" attached hereto ("TERM NOTE"), all terms of which are incorporated herein by this reference. The initial advance of the Term Loan shall not exceed the lesser of
(i) sixty percent (60%) of the orderly liquidation value or (ii) eighty percent (80%) of the forced liquidation value of Borrower's equipment.

         (b) REPAYMENT. Principal and interest on the Term Loan shall be repaid in accordance with the provisions of the Term Note.

         (c) PREPAYMENT. If the Term Loan bears interest at the Base Rate (as defined in the Term Note), then Borrower may prepay the Term Loan without penalty on one (1) business days' advance notice. Such prepayments of the Term Loan shall be in the principal amount of $100,000.00. If the Term Loan bears interest at LIBOR (as defined in the Term Note), then Borrower may prepay the Term Loan without penalty (except as provided in the Term Note) on three (3) business days' advance notice. All prepayments will include interest accrued to the prepayment date and all other fees and expenses due. All prepayments will be applied in the inverse order of payment due on the Term Loan.

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         SECTION 1.3. DELAYED DRAW TERM LOAN.

         (a) DELAYED DRAW. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including December 27, 2004, not to exceed the aggregate principal amount of One Million and No/100 Dollars ($1,000,000.00) ("DELAYED DRAW TERM LOAN"), the proceeds of which shall be used to finance the purchase of capital equipment and planned upgrade of currently owned equipment, and which shall be converted on December 27, 2004, to a term loan, as described more fully below and in the Delayed Draw Term Note. Advances on the Delayed Draw Term Loan are not to exceed one hundred percent (100%) of invoices on the purchases of miscellaneous parts and labor. Borrower's obligation to repay advances under the Delayed Draw Term Loan shall be evidenced by a promissory note substantially in the form of EXHIBIT "C" attached hereto ("DELAYED DRAW TERM NOTE"), all terms of which are incorporated herein by this reference.

         (b) LIMITATION ON BORROWINGS. Notwithstanding any of the other provisions of this Agreement, the aggregate amount of all outstanding borrowings under the Delayed Draw Term Loan shall not at any time exceed a maximum principal amount of One Million and No/100 Dollars ($1,000,000.00). If the Delayed Draw Term Loan bears interest at the Base Rate (as defined in the Delayed Draw Term Note), then borrowings under the Delayed Draw Term Loan shall be in amounts of at least $10,000.00. If the Delayed Draw Term Loan bears interest at LIBOR (as defined in the Delayed Draw Term Note), then borrowings under the Delayed Draw Term Loan shall be in amounts in multiples of at least $100,000.00.

         (c) BORROWING AND REPAYMENT. Borrower may from time to time during the period in which Bank will make advances under the Delayed Draw Term Loan borrow and partially or wholly repay (subject to prepayment provisions contained herein and in the Delayed Draw Term Note) its outstanding borrowings, provided that amounts repaid may not be reborrowed, subject to all the limitations, terms and conditions contained herein; provided however, that the total outstanding borrowings under the Delayed Draw Term Loan shall not at any time exceed the maximum principal amount available thereunder, as set forth above. All unpaid interest on the Delayed Draw Term Note as of December 31, 2004 shall be paid on such date. Thereafter, principal and interest on the outstanding principal balance of the Delayed Draw Term Note shall be due and payable in ten (10) installments of principal plus interest each, the first nine (9) of which shall be in a principal amount equal to five percent (5%) of the outstanding principal balance on the Delayed Draw Term Note at the end of the business day on December 31, 2004, plus interest each, with the first such installment being due and payable on March 31, 2005, the next eight (8) such installments being paid on the last day of each June, September, December and March thereafter, and the tenth (10th) and final installment, if not sooner paid, shall be due and payable on June 27, 2007, in an amount equal to the entire balance of principal and accrued and unpaid interest then due and owing on the Delayed Draw Term Note. Notwithstanding the foregoing, Borrower shall make annual pre-payments of the outstanding principal balance of this Note equal to fifty percent (50%) of Free Cash Flow (as such is defined in Section 5.7 hereof), commencing August 27, 2004, and such pre-payments shall be applied in inverse order of maturities, first to prepayment of the Term Note, then to this Note, and then to any outstanding balance under the Line of Credit Note, as applicable.

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         (d) PREPAYMENT. If the Delayed Draw Term Loan bears interest at the
Base Rate (as defined in the Delayed Draw Term Note), then Borrower may prepay the Delayed Draw Term Loan without penalty on one (1) business day's advance notice. Such prepayments of the Delayed Draw Term Loan will be at least $100,000.00. If the Delayed Draw Term Loan bears interest at LIBOR (as defined in the Delayed Draw Term Note), then Borrower may prepay the Delayed Draw Term Loan without penalty (except as provided in the Delayed Draw Term Note) on three
(3) business days' notice. Such prepayments of the Delayed Draw Term Loan will be at least $100,000.00. All prepayments will include interest accrued to the prepayment date and all other fees and expenses due. All prepayments will be applied in the inverse order of payments due on the Delayed Draw Term Loan.

         SECTION 1.3B WELLS FARGO COMMERCIAL MASTERCARD CUSTOMER AGREEMENT

         The Wells Fargo Bank, National Association hereby agrees to provide credit to Borrower, not to exceed Fifty Thousand and No/100 Dollars $50,000.00, pursuant to the terms of the Wells Fargo Commercial MasterCard Customer Agreement dated as of June 27, 2003 (the "WELLS FARGO COMMERCIAL MASTERCARD Agreement"), a copy of which is attached hereto as EXHIBIT "E".

         SECTION 1.4. INTEREST/FEES.

         (a) INTEREST. The outstanding principal balance of the Line of Credit shall bear interest at a rate of interest set forth in the Line of Credit Note. The outstanding principal balance from the Term Loan shall bear interest at the rate of interest set forth in the Term Note. The outstanding principal balance of the Delayed Draw Term Note shall bear interest at the rate of interest set forth in the Delayed Draw Term Note.

         (b) COMPUTATION AND PAYMENT. Interest shall be computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument or document required hereby.

         (c) UNUSED COMMITMENT FEES. Borrower shall pay to Bank a fee equal to three-eighths of one percent (.375%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Delayed Draw Term Note, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower quarterly in arrears within ten
(10) days after each billing is sent by Bank and at December 31, 2004. The Borrower shall pay to Bank a fee equal to one-half of one percent (.50%) per annum (computed on the basis of the 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit Note, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower quarterly in arrears within ten (10) days after each billing is sent by Bank and at maturity of the Line of Credit Note.

         (d) UPFRONT FEES. Borrower shall pay to Bank an Upfront Fee equal to Twenty Thousand and No/100 Dollars ($20,000.00) with respect to the Line of Credit which fee shall be due and payable by Borrower on the earlier to occur of
(i) June 30, 2003 or (ii) the date hereof, regardless of whether the Line of Credit, the Term Loan and/or any Delayed Draw Term Loan closes. Borrower shall


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pay to Bank an Upfront Fee equal to Eighty Thousand and No/100 Dollars
($80,000.00) with respect to the Term Loan which fee shall be due and payable by Borrower on the earlier to occur of (i) June 30, 2003 or (ii) the date hereof, regardless of whether the Line of Credit, the Term Loan, and/or any Delayed Draw Term Loan closes. The Borrower shall pay to Bank an Upfront Fee equal to Ten Thousand and No/100 Dollars ($10,000.00) with respect to the Delayed Draw Term Loan which fee shall be due and payable by Borrower on the earlier to occur of
(i) June 30, 2003, or (ii) the date hereof, regardless of whether the Line of Credit, the Term Loan, and/or any Delayed Draw Term Loan closes. The parties hereto agree and understand that the Upfront Fees described herein are non-refundable.

         (e) LETTER OF CREDIT FEES. Borrower shall pay to Bank (i) fees upon the issuance of each Letter of Credit equal to the Base Rate margin (as defined in the Line of Credit Note) at the time of issuance thereof multiplied by the face amount thereof, subject to a minimum issuance fee of $750.00 per Letter of Credit, each such fee being payable at issuance and on each anniversary date thereafter and (ii) fees upon the payment or negotiation of each drawing under any Letter of Credit and fees upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, payment, negotiation, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity, including, without limitation, amendment fees of $175.00 per amendment, and courier fees of $25.00 each.

         SECTION 1.5. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all principal, interest and fees due under each credit subject hereto by charging Borrower's deposit account number 4945074375 with Bank or any other deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

         SECTION 1.6. COLLATERAL.

         As security for all indebtedness of Borrower to Bank and its affiliates subject hereto, Borrower hereby grants to Bank security interests of first priority in all Borrower's assets in all Borrower's obligations hereunder and all other Loan Documents executed herewith, including the Wells Fargo Commercial MasterCard Customer Agreement ("Card Agreement"), as Card Agreement may be amended, modified, restated, extended, increased, and/or rearranged from time to time (collectively the "INDEBTEDNESS"). Borrower and Bank acknowledge and agree that the above sentence does not give Borrower the right to extend or increase its obligations to Bank beyond the ones created on even date herewith without MILLC's and MCA's written approval. As additional security for the Indebtedness of Borrower to Bank hereunder, Borrower shall cause MCA and M-I L.L.C., a Delaware limited liability company ("MILLC"), to grant to Bank security interests of first priority in all of MCA's and MILLC's respective outstanding limited liability company interests of the Borrower. Borrower shall also cause MCA and MILLC (collectively referred to herein as the "BUSINESS VENTURES


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OWNERS") to evidence any loans made by the Business Venture Owners as of the date hereof, which constitute inter-company debt, by requiring the parties to such loans to execute a promissory note in form and substance satisfactory to Bank and to collaterally assign to and deliver possession of such promissory notes to Bank. It is agreed and understood that the grant to Bank of security interests in said promissory notes shall be at all times a first priority security interest therein.

All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.

         SECTION 1.7. GUARANTIES. All indebtedness of Borrower to Bank hereunder shall be guaranteed unconditionally, independently, and in addition to the guaranty described in Subsection (iii) hereof by (i) MCA in an amount equal to its pro-rata ownership interest in Borrower at the time of closing; (ii) MILLC in an amount equal to its pro-rata ownership interest in Borrower at the time of Closing; and jointly and severally by (iii) Munawar and Jayne Hidayatallah, jointly and severally, in a principal amount not to exceed Two Million and No/100 Dollars ($2,000,000.00).

         SECTION 1.8. SUBORDINATION OF DEBT. All obligations of Borrower to the Business Venture Owners shall be subordinated in right of repayment to all obligations of Borrower to Bank, as evidenced by and subject to the terms of subordination agreements in form and substance satisfactory to Bank.

                                   ARTICLE II
                                   ----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

         SECTION 2.1. LEGAL STATUS. Borrower is a limited liability company, duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

         SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, security agreement, pledge agreement, guaranty agreement, the Wells Fargo Commercial MasterCard Commercial MasterCard Agreement, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "LOAN DOCUMENTS") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

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         SECTION 2.3. NO VIOLATION. The execution, delivery and performance by
Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Business Venture Agreement of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

         SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

         SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated June 27, 2003, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

         SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

         SECTION 2.7. NO SUBORDINATION. Other than that certain Subordination Agreement dated as of even date herewith, between Borrower, Bank and the Business Venture Owners (the "SUBORDINATE AGREEMENT"), there is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

         SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

         SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

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         SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

         SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

         SECTION 2.12. REAL PROPERTY COLLATERAL. The Borrower has no real property.

         SECTION 2.13. NO CONSENT. The Borrower's execution, delivery and performance of each of the Loan Documents, including this Agreement, to which the Borrower is a party do not require the consent or approval of any other person or entity which have not been obtained including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of United States of America or any state thereof.

         SECTION 2.14. QUALIFIED COMMERCIAL LOAN. This Loan is a Qualified Commercial Loan as defined in Chapter 306 in the Texas Finance Code. This Loan is not secured by real property and is not to be used for the purpose of financing a business licensed by the Motor Vehicle Board of the Texas Department of Transportation under Section 4.01(a), Texas Vehicle Commission (Article 4413(36), Vernon's Statute). Borrower has been advised by the Bank to seek the advice of an attorney and an accountant in connection with this Qualified Commercial Loan and Borrower has had the opportunity to seek the advice of an attorney and an accountant of Borrower's choice in connection with this Qualified Commercial Loan.

                                   ARTICLE III
                                   -----------
                                   CONDITIONS
                                   ----------

         SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

         (a) APPROVAL OF BANK COUNSEL. All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank's counsel.

         (b) DOCUMENTATION. Bank shall have received, in form and substance satisfactory to Bank, each of the documents described on EXHIBIT "D" attached hereto.

         (c) FINANCIAL CONDITION. There shall have been no material adverse change, as determined by Bank on the assets, liabilities, financial condition, business, operations or affairs of the Borrower or any guarantor, individually or taken as a whole, different from those reflected in the latest financial statements delivered to the Bank or from the facts represented or warranted in any Loan Document, or (ii) the ability of the Borrower or any guarantor hereunder to carry out its business as of the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Loan Documents on a timely basis.

         (d) INSURANCE. Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank, including without limitation, policies of fire and extended coverage insurance covering all real property collateral required hereby, with replacement cost and mortgagee loss payable endorsements, and such policies of insurance against specific hazards affecting any such real property as may be required by governmental regulation or Bank; and all containing provisions that such policies cannot be canceled without thirty (30) days' prior notice to Bank.

         SECTION 3.2. CONDITIONS OF EACH BORROWING. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

         (a) COMPLIANCE. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

         (b) DOCUMENTATION. Bank shall have received all additional documents which may be required in connection with such extension of credit.

                                   ARTICLE IV
                                   ----------
                              AFFIRMATIVE COVENANTS
                              ---------------------

         Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

         SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of any credit subject hereto at any time exceeds any limitation on borrowings applicable thereto.

         SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time and with two (2) business days' notice, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

         SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

         (a) not later than ninety (90) days after and as of the end of each fiscal year, an audited financial statement of Borrower and MCA, on a consolidated basis, prepared by a recognized independent accounting firm acceptable to Bank, to include consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles, together with an unqualified opinion and such firm's covenant compliance calculations certified by a senior financial officer;

         (b) not later than one hundred and twenty days (120) days after and as of the end of each fiscal year, audited consolidating financing statement of M-I Group, ("M-I GROUP" is defined as M-I L.L.C., M-I Holdings B.V., M-I Drilling Fluids Canada, Inc., M-I Holdings (BVI Ltd., and M-I Drilling Fluids de Mexico, S.A. de C.V.), prepared by a recognized independent accounting firm acceptable to Bank, to include consolidating balance sheets and consolidating statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles;

         (c) not later than one hundred and twenty days (120) days after and as of the end of each fiscal year, unaudited consolidated financing statement of MILLC, prepared by MILLC, to include consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles unaudited financing statement for MILLC consolidated;

         (d) no later than thirty (30) days after the end of each calendar month, unaudited consolidated financial statements of Borrower, prepared by Borrower, to include consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles;

         (e) no later than thirty (30) days after the end of each calendar month, collateral reports describing in reasonable detail the then location of all collateral;

         (f) no later than sixty (60) days after and as of the end of each fiscal year of Borrower prepared management reports to include forecasts of Borrower's consolidated balance sheets and consolidated statements of income, retained earnings and cash flow, in accordance with generally accepted accounting principles;

         (g) not later than twenty-five (25) days after and as of the end of each calendar month, a Borrowing Base certificate, attached hereto as SCHEDULE I, listing ineligible accounts receivable, an aged listing of accounts receivable and accounts payable, and a reconciliation of accounts, and not later than twenty-five (25) days after and as of each calendar month, a list of the names and addresses of all Borrower's account debtors;

         (h) not later than ninety (90) days after each calendar year, the financial statements of Munawar Hidayatallah and Jayne Hidayatallah, signed and certified to the Bank on Bank's form and such individuals' income tax returns for such years; provided, however, if either Munawar Hidayatallah and/or Jayne Hidayatallah file for an extension on their income tax returns, then such party filing for such extension shall (i) contemporaneously deliver to Bank a copy of the preliminary income tax return which such party delivers to the Internal Revenue Service for such years and (ii) contemporaneously deliver to Bank the final tax return it delivers to the Internal Revenue Service for such years.

         (i) contemporaneously with each annual and monthly financial statement of Borrower required hereby, a certificate of the senior financial officer and chief executive officer of Borrower that said financial statements are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default; and

         (j) from time to time such other information as Bank may reasonably request.

         SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

         SECTION 4.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request Schedules setting forth all insurance then in effect.

         SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

         SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

         SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower with a claim in excess of $25,000.00 in the aggregate.

         SECTION 4.9. NOTICE TO BANK. Promptly (but in no event more than five
(5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $100,000.00

                                    ARTICLE V
                                    ---------
                               NEGATIVE COVENANTS
                               ------------------

         Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

         SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

         SECTION 5.2. CAPITAL EXPENDITURES. Make any additional investment in fixed assets in any fiscal year in excess of an aggregate of $1,250,000.00.

         SECTION 5.3. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, and (b) any other liabilities of Borrower existing as of, and disclosed to Bank on SCHEDULE 5.3 attached hereto; provided, however, Borrower may incur additional indebtedness to the extent that (i) the aggregate additional indebtedness is less than $100,000.00 or (ii) the additional indebtedness is unsecured, and (iii) the additional indebtedness is expressly subordinated to Bank, (iv) the proposed terms and conditions of incurring such additional indebtedness is satisfactory to Bank in Bank's sole discretion, and (v) Borrower is able to demonstrate pro forma compliance with all covenants set forth herein.

         SECTION 5.4. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

         SECTION 5.5. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

         SECTION 5.6. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof.

         SECTION 5.7. DISTRIBUTIONS. Declare or pay any distributions to its members or the Business Venture Owners either in cash or any other property, nor redeem, retire, repurchase or otherwise acquire any membership interest in Borrower; provided, however, the Borrower may distribute funds or repay inter-company loans so long as (a) Total Funded Debt to EBITDA is less than 1.5 to 1.0, (b) the Fixed Charge Coverage Ratio is greater than 2.0 to 1.0, after having taken into effect such distribution, (c) such payments or distributions do not exceed fifty percent (50%) of Free Cash Flow and (d) no Event of Default has occurred nor would occur as a result of making such payments. Free Cash Flow is defined as trailing twelve (12) months EBITDA less the sum of (i) interest payments, (ii) scheduled quarterly principal repayments of the Term Loan and Delayed Draw Loan, (iii) taxes, (iv) the Change in Adjusted Working Capital, and
(v) capital expenditures other than those financed under the Delayed Draw Term Note for the same measurement period. Change in Adjusted Working Capital is defined as the Adjusted Working Capital of the most recent reporting period and less the adjusted working capital of the previous year-end. Adjusted Working capital is defined as (i) current assets (according to generally accepted accounting principles) less (ii) cash and marketable securities less current liabilities according to generally accepted accounting principles less (iii) interest-bearing debt or obligations that are classified as current liabilities.

         SECTION 5.8. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except any of the foregoing in favor of Bank or which is existing as of, and disclosed to Bank in writing prior to, the date hereof.

         SECTION 5.9. LIMITATIONS ON LEASES. Create, incur, assume or permit to exist any obligation for the payment of rent or hire or property of any kind whatsoever under leases or lease agreements including, without limitation, operating leases which will cause the aggregate amount of all payments made by Borrower pursuant to all such leases or lease agreements to exceed $100,000.00 in any fiscal year.

         SECTION 5.10. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any affiliate of Borrower unless such transactions are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than Borrower would obtain in a comparable arm's length transaction with a person not an affiliate.

         SECTION 5.11. SALES AND LEASEBACKS. Except as contemplated by the Business Venture Agreement dated as of June 27, 2003, between the Business Venture Owners and Allis-Chalmers Corporation, a Delaware corporation (the "BUSINESS VENTURE AGREEMENT"), enter into any arrangement, directly or indirectly with any person whereby Borrower shall sale or transfer any of its property, whether now or hereafter acquired, and whereby Borrower shall then or thereafter make release as lessee such property or any part thereof or other property which Borrower intends to use for substantially the same purpose or purposes that the property is sold or transferred.

         SECTION 5.12. LIENS. Create, incur, assume or suffer to exist any lien upon any of its assets or revenues whether now owned or hereafter acquired, other than (a) liens pursuant to any Loan Document, (b) liens existing on the date hereof and listed on SCHEDULE 5.12 and any renewals or extensions thereof, PROVIDED that the property covered thereby is not increased in any renewal or extension of the obligations secured or benefited thereby if permitted by
SECTION 5.3, (c) liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable person or entity in accordance with generally accepted accounting principles,
(d) carriers', warehouseman's, mechanics', materialman's, repairman's or other like liens arising in the ordinary course of business in respect of obligations which are not overdue for a period of more than six (6) days or which are being contested in good faith and by appropriate proceedings diligently conducted, as adequate reserves with respect thereto are maintained on the books of the Borrower, (e) easements, rights-of-way, restrictions, landlord's liens and other similar encumbrances affecting real property which, in the aggregate, are not material in amounts and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Borrower; (f) purchase money liens not to exceed $100,000.00 in the aggregate; and (g) liens to secure the additional indebtedness of Borrower permitted pursuant to Section 5.3 hereof in an amount not to exceed $100,000.00 in the aggregate.

         SECTION 5.13. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein.

         (a) Tangible Net Worth not at any time less than eighty-five percent (85%) of Tangible Net Worth as of the date hereof plus seventy-five percent (75%) of cumulative net income after the date hereof, excluding any fiscal quarters in which net income is a negative, plus one hundred percent (100%) of equity offerings after the date hereof, with "Tangible Net Worth" defined herein as the aggregate of total members' equity plus subordinated debt less any intangible assets.

         (b) Fixed Charge Coverage Ratio not less than 1.1 to 1.0 for the twelve
(12) month period ending on the last day of each fiscal quarter, beginning with fiscal quarter ending September 30, 2003 through and including the fiscal quarter ending June 30, 2004, and 1.2 to 1.0 thereafter, with EBITDA defined herein as net income plus cash interest charges, plus cash taxes, plus depreciation, amortization and non-cash charges on a trailing twelve (12) month basis and with "Fixed Charge Coverage Ratio" defined herein as (i) EBITDA less capital expenditures (other than those funded through the Delayed Draw Term
Loan) through the proceeds additional equity interests divided by (ii) the aggregate of total interest charges (excluding any applicable paid-in-kind ("PIK") charges), scheduled principal payments, (including payments on inter-company notes, loans or debt), equipment lease payments (operating or capital), cash distributions paid, and cash taxes paid for the same period. Through the June 30, 2004 compliance date, EBITDA and the expenses set forth herein will be annualized.

         (c) Total Funded Debt to EBITDA Ratio not more than 4.5 to 1.0 through and including December 31, 2003; 3.5 to 1.0 through and including June 30, 2004;
3.0 to 1.0 through and including December 31, 2005; and 2.5 to 1.0 thereafter, with "Total Funded Debt to EBITDA Ratio" defined as Total Funded Debt divided by twelve (12) trailing months EBITDA. "TOTAL FUNDED DEBT" is defined herein as all interest-bearing obligations of Borrower with a secured or unsecured, senior or subordinated period. Through the June 30, 2004 compliance date EBITDA will be annualized to calculate the Total Funded Debt to EBITDA Ratio.

         SECTION 5.14. SUBORDINATED DEBT. Borrower shall not pay any principal or interest on the subordinated debt described in the Subordination Agreement except as expressly permitted therein.

                                   ARTICLE VI
                                   ----------
                                EVENTS OF DEFAULT
                                -----------------

         SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

         (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents and such failure continues for a period of ten (10) days after the earlier of (i) notice thereof being given by the Bank to the Borrower and the guarantors or (ii) such default otherwise becoming known to the Borrower or the guarantors.

         (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower, any guarantor, or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

         (c) Any default by Borrower or any guarantor in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document provided, however, that with respect to Sections 4.2, 4.3, 4.6 and 4.7 hereof, such default must continue unremedied for a period of thirty (30) days after the earlier of (i) notice thereof being given by the Bank to the Borrower and the guarantors or (ii) such default otherwise becoming known to the Borrower or the guarantors.

         (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) including, without limitation, the Wells Fargo Commercial MasterCard Agreement pursuant to which Borrower or any guarantor hereunder has incurred any debt or other liability to any person or entity, including Bank and its affiliates; provided, however, with respect to MILLC, any payment default in excess of $20,000,000.00 under the terms of any contract or any instrument (other than any of the Loan Documents) pursuant to which MILLC has incurred any debt or other liability to any person or entity, including Bank, shall be an Event of Default hereunder.

         (e) The filing of a notice of judgment lien against Borrower or any guarantor hereunder; or the recording of any abstract of judgment against Borrower or any guarantor hereunder in any county in which Borrower or such guarantor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any guarantor hereunder; or the entry of a judgment against Borrower or any guarantor hereunder. Notwithstanding the foregoing, there shall be an Event of Default upon the filing of notices of judgment lien, the recording of abstracts of judgment, or the entries of judgment against Borrower or any guarantor hereunder if the aggregate amount of all such judgments exceeds $50,000.00 and such judgments are not released within sixty
(60) days of the filing, recording or entry of such judgment.

         (f) Borrower or any guarantor hereunder shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any guarantor hereunder shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("BANKRUPTCY CODE"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any guarantor hereunder, or Borrower or any such guarantor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any such guarantor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any such guarantor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

         (g) There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower or any Guarantor of its obligations under any of the Loan Documents.

         (h) The death or incapacity of any guarantor hereunder. The dissolution or liquidation of Borrower or any guarantor hereunder; or Borrower or any such guarantor, or any of their directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower or such guarantor.

         (i) Any change in ownership of Borrower or MCA or a change in the ownership of MILLC which would result in neither Smith International Inc., nor Schlumberger, Ltd., owning fifty-one percent (51%) or more of MILLC during the term of this Agreement.

         (j) The sale, transfer, hypothecation, assignment or encumbrance, whether voluntary, involuntary or by operation of law, without Bank's prior written consent, of all or any part of or interest in any real property collateral required hereby.

         (k) An event which is a material adverse change (as such term is used in Section 3.1(c) hereof) shall have occurred and is continuing.

         (l) The determination by any court that any provision of any Loan Document is invalid.

         (m) (i) ERISA event occurs with respect to a pension plan or multiemployer plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the pension plan, multiemployer plan or the PBGC in an aggregate amount in excess of $50,000.00, or (ii) the Borrower or an ERISA affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a multiemployer plan in an aggregate amount in excess of $100,000.00.

         (n) Borrower shall fail to deliver to Bank within sixty (60) days of the date hereof any and all Agreements and Acknowledgments of Security Interests, Waivers of Landlords or Mortgagees, and Assignment and Assumption Agreements by such parties as Bank may require, and in form and substance acceptable to Bank, in Bank's sole discretion.

         SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all principal and accrued and unpaid interest outstanding under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are hereby expressly waived by each Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                   ARTICLE VII
                                   -----------
                                  MISCELLANEOUS
                                  -------------

         SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

         SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

                  BORROWER:        AIRCOMP L.L.C.
                                   7660 Woodway, Suite 200
                                   Houston, Texas 77063

                  BANK: WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION 1000 Louisiana, Third Floor
                                   Houston, Texas 77002

                  GUARANTORS:      M-I L.L.C.
                                   5950 North Course Drive
                                   Houston, Texas  77072

                                   MOUNTAIN COMPRESSED AIR, INC.
                                   7660 Woodway, Suite 200
                                   Houston, Texas 77063

                                   MUNAWAR HIDAYATALLAH
                                   338 Entrada Drive
                                   Santa Monica, CA  90402

                                   JAYNE HIDAYATALLAH
                                   338 Entrada Drive
                                   Santa Monica, CA  90402

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.


         SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel to the extent permissible), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity, and (d) up to two (2) and no more than four (4) collateral audits performed by Bank per fiscal year with respect to the collateral or any other matter relating to the loans provided for in this Agreement and/or Borrower's compliance with the terms and the provisions of this Agreement; provided, however, Borrower's out-of-pocket costs and expense under this subsection (d) is estimated at $850.00 per eight-hour day per collateral audit.

         SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, any guarantor hereunder or the business of such guarantor, or any collateral required hereunder.

         SECTION 7.5. AMENDMENT. This Agreement may be amended or modified only in writing signed by each party hereto.

         SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

         SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

         SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

         SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         SECTION 7.11. SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in the Loan Documents, in no event shall any Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "MAXIMUM RATE"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with any Loan Documents, or in any communication by Bank or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under the Loan Documents shall exceed the Maximum Rate, then in such event it is agreed that: (a) the provisions of this paragraph shall govern and control; (b) neither Borrower nor any other person or entity now or hereafter liable for the payment of any Loan Documents shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (c) any such excess interest which is or has been received by Bank, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if any of the Loan Documents has been or would be paid in full by such credit, refunded to Borrower; and (d) the provisions of each of the Loan Documents, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of the Loan Documents does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with any of the Loan Documents which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of such Loan Documents, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Bank. The terms of this paragraph shall be deemed to be incorporated into each of the other Loan Documents.

         To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Rate, Bank hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to Bank's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

         SECTION 7.12. RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default, (a) Borrower hereby authorizes Bank, at any time and from time to time, without notice, which is hereby expressly waived by each Borrower, and whether or not Bank shall have declared any credit subject hereto to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under the Loan Documents (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Bank to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Bank, in its sole discretion, may elect. Borrower hereby grants to Bank a security interest in all deposits and accounts maintained with Bank and with any other financial institution to secure the payment of all obligations and liabilities of Borrower to Bank under the Loan Documents.

         SECTION 7.13. BUSINESS PURPOSE. Borrower represents and warrants that each credit subject hereto is for a business, commercial, investment, agricultural or other similar purpose and not primarily for a personal, family or household use.

         SECTION 7.14. ARBITRATION.

         (a) ARBITRATION. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

         (b) GOVERNING RULES. Any arbitration proceeding will (i) proceed in a location in Texas selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

         (c) NO WAIVER OF PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

         (d) ARBITRATOR QUALIFICATIONS AND POWERS. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Texas with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Texas and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

         (e) DISCOVERY. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

         (f) CLASS PROCEEDINGS AND CONSOLIDATIONS. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

         (g) PAYMENT OF ARBITRATION COSTS AND FEES. The arbitrator shall award all costs and expenses of the arbitration proceeding.

         (h) MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

         SECTION 7.15. ASSIGNMENTS AND PARTICIPATIONS.

         (a) Borrower may not assign its rights or obligations hereunder or under the Notes or any Letters of Credit without the prior consent of Bank. Should Borrower attempt to assign its rights hereunder, Bank's obligations hereunder will immediately cease and Bank shall be entitled to all commitment fees, up-front fees, documentation fees, appraisal fees, audit fees, and due diligence fees referred to herein.

         (b) Bank may, upon the written consent of Borrower and MILLC, which consent shall not unreasonably be withheld, if no Event of Default has occurred and is continuing, assign to one or more assignees all or a portion of its rights and obligations under this Agreement. Neither Borrower's nor MILLC's consent will be required if the assignment is to an affiliate of Bank or to any lender other than lenders who are in the oil and gas business or competitors of the Business Venture Owners or the Borrower. Any such assignment will become effective upon the execution and delivery to Bank of an Assignment Agreement (the "Assignment") and the consent of Borrower and Guarantor, if required. Promptly after receipt of an executed Assignment, Bank shall send to Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, Borrower, will, at its own expense, execute and deliver new notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section, the assignee will have all the rights and interests of Bank under this Agreement and the other Loan Documents. The assignor shall be relieved of its obligations hereunder to the extent of such assignment.

         (c) Bank may transfer, grant or assign participations in all or any part of Bank's interests hereunder pursuant to this Section to any person, PROVIDED that: (i) Bank shall remain "Bank" for all purposes of this Agreement; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) forgive any principal owing on any obligations or extend the final maturity of the commitments or loans, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the commitments or loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of the obligations or release all or substantially all of the collateral (except as provided in the Loan Documents) supporting any of the commitments or loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Loan Documents (the participant's rights against Bank in respect of such participation to be those set forth in the agreement with Bank creating such participation), and all amounts payable by Borrower hereunder shall be determined as if Bank had not sold such participation, PROVIDED that such participant shall be entitled to be indemnified under Section 7.16 hereof.

         (d) Bank may furnish any information concerning Borrower in the possession of Bank from time to time to assignees and participants (including prospective assignees and participants).

         SECTION 7.16. INDEMNIFICATION. Borrower agrees:

         (a) to indemnify Bank, each assignee or participant hereunder, each of their affiliates and each of their officers, directors, employees, representatives, agents, attorneys, accountants and experts ("INDEMNIFIED PARTIES") from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, the Indemnity Matters (hereafter defined) which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) any actual or proposed use by Borrower of the proceeds of any of the Loans or Letters of Credit, (ii) the execution, delivery and performance of the Loan Documents, (iii) the operations of the business of Borrower, (iv) the failure of Borrower to comply with the terms of any Loan Document or this Agreement, or with any applicable law, (v) any inaccuracy of any representation or any breach of any warranty of Borrower or any Guarantor set forth in any of the Loan Documents, (vi) the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, or (vii) the payment of a drawing under any Letter of Credit notwithstanding the non-compliance, non-delivery or other improper presentation of the manually executed draft(s) and certification(s), (viii) any assertion that any Indemnified Party was not entitled to receive the proceeds received pursuant to the Loan Documents or (ix) any other aspect of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim and including all Indemnity Matters arising by reason of the ordinary negligence of any Indemnified Party, but excluding all Indemnity Matters arising solely by reason of claims between the Bank or any assignee or participant, or any such party's shareholders against Bank or any assignee or participant or by reason of the gross negligence or willful misconduct on the part of the Indemnified Party. "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such person whether caused by the sole or concurrent negligence of such person seeking indemnification.

         SECTION 7.17. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF BANK IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT THEREOF.

         SECTION 7.18. CONFIDENTIALITY. In the event that the Borrower or Business Venture Owner, or any affiliate thereof, provides to the Bank Information (as defined below). The Bank shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that it utilizes in maintaining its own confidential information. For the purposes of this Section, "INFORMATION" means all information (including information from Borrower's books and records) received from the Borrower or any affiliate thereof relating to the Borrower or any affiliate thereof or its business, other than any such information that is available to the Bank on a nonconfidential basis prior to disclosure by such person or entity. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Bank breaching its obligation of confidence to the Borrower or any affiliate thereof, (iii) are previously known by the Bank from some source other than the Borrower or any affiliate thereof, (iv) are hereafter developed by the Bank without using the Information, (v) are hereafter obtained by or available to the Bank from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower or any affiliate thereof,
(vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any governmental requirement or to any person or entity regulating the activities of the Bank, or (viii) as may be required by law or regulation or order of any governmental authority in any judicial, arbitration or governmental proceeding. Further, the Bank may disclose any such Information to consultants, any independent certified public accountants, any legal counsel employed by such person or entity in connection with this Agreement or any Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the loans evidenced by the Notes; PROVIDED, HOWEVER, that the Bank shall receive a confidentiality agreement from the person or entity to whom such Information is disclosed such that said person or entity shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Bank hereunder. The Borrower waives any and all other rights it may have to confidentiality as against the Bank arising by contract, agreement, statute or law except as expressly stated in this Section. Notwithstanding anything herein to the contrary, confidential information shall not include, and the Bank (and each employee, representative or other agent of the Bank) may disclose to any and all persons or entities, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to the Bank relating to such tax treatment or tax structure; PROVIDED that with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE INDEBTEDNESS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

AIRCOMP L.L.C.                            WELLS FARGO BANK TEXAS,
                                          NATIONAL ASSOCIATION

By:   /S/ TERRY KEANE                     By:  /S/ ALAN SMITH
    -----------------------------              ------------------------------
      Terry Keane                              Alan Smith
      President                                Vice President

                                   EXHIBIT "A"
                                   -----------

                           Form of Line of Credit Note




$1,000,000.00                                                     Houston, Texas
                                                                   June 27, 2003

         FOR VALUE RECEIVED, the undersigned AIRCOMP L.L.C., a Delaware limited liability company ("Borrower") promises to pay to the order of WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION ("Bank") at its office at 1000 Louisiana, Third Floor, Houston, Texas, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST:

         (a) INTEREST. The Borrower agrees to pay interest at the Bank's address listed above on the unpaid principal note hereof and, to the extent permitted by law, the accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth on the Addendum attached hereto and incorporated herein for all purposes.

         (b) PAYMENT OF INTEREST. Interest accrued on this Note shall be payable on the last day of each March, June, September and December, commencing on September 30, 2003.

         (c) DEFAULT INTEREST. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note, but in no event at a rate greater than the Maximum Rate.

BORROWING AND REPAYMENT:

         (a) BORROWING AND REPAYMENT. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced


                                 Exhibit "A"-1
hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. Borrower shall make annual pre-payments of the outstanding principal balance of this Note equal to fifty percent (50%) of Free Cash Flow (as such term is defined in Section 5.7 of the Credit Agreement), commencing August 27, 2004, and such pre-payments shall be applied in inverse order of maturities, first to prepayment of the Term Note (as defined in the Credit Agreement) then to the Delayed Draw Term Note (as defined in the Credit Agreement), and then to any outstanding balance under this Note, as applicable. The outstanding principal balance of this Note shall be due and payable in full on June 27, 2007.

         (b) ADVANCES. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of
(i) Terry Keane, (ii) Scott Gildea, or (iii) George Roffe, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any deposit account of any Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

         (c) APPLICATION OF PAYMENTS. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

EVENTS OF DEFAULT:

         This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of even date herewith, as amended from time to time (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

         (d) REMEDIES. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and accrued and unpaid interest outstanding hereunder to be immediately due and payable without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel to the extent permissible), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this


                                 Exhibit "A"-2

Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

         (e) OBLIGATIONS JOINT AND SEVERAL. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

         (f) GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS. ANY ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NOTE AGAINST THE BORROWER OR ANY THIRD PARTY OBLIGOR MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS. BORROWER AND EACH THIRD PARTY OBLIGOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS IN THESE IN INCONVENIENT FORM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ANY THIRD PARTY OBLIGOR OR WITH RESPECT TO ANY COLLATERAL IN ANY STATE OR FEDERAL COURT IN ANYOTHER JURISDICTION. THE ACTION OR PROCEEDING BY THE BORROWER OR ANY THIRD PARTY OBLIGOR AGAINST LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN HARRIS COUNTY, TEXAS.

         (g) SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Note, or in any contract, instrument or document evidencing or securing the payment hereof or otherwise relating hereto (each, a "Related Document"), in no event shall this Note or any Related Document require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "Maximum Rate"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with this Note or any Related Document, or in any communication by Bank or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under this Note shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control; (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment of this Note or any Related Document shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Bank, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if this Note or any Related Document has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of this Note and each Related Document, and any other communication to Borrower, shall immediately be deemed


                                 Exhibit "A"-3
reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of this Note or any Related Document does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with this Note and any Related Document which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Note or such Related Document, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Bank. The terms of this paragraph shall be deemed to be incorporated into each Related Document.

         To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Rate, Bank hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to Bank's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

         (h) RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default, (i) Borrower hereby authorizes Bank, at any time and from time to time, without notice, which is hereby expressly waived by Borrower, and whether or not Bank shall have declared this Note to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under this Note (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Bank to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Bank, in its sole discretion, may elect. Borrower hereby grants to Bank a security interest in all deposits and accounts maintained with Bank and with any other financial institution to secure the payment of all obligations and liabilities of Borrower to Bank under this Note.

         (i) BUSINESS PURPOSE. Borrower represents and warrants that all loans evidenced by this Note are for a business, commercial, investment, agricultural or other similar purpose and not primarily for a personal, family or household use.

         (j) CERTAIN TRI-PARTY ACCOUNTS. Borrower and Bank agree that Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts and revolving triparty accounts) shall not apply to any revolving loan accounts created under this Note or maintained in connection herewith.

NOTICE: THIS NOTE AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY.

                                 Exhibit "A"-4

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                                     AIRCOMP L.L.C.



                                                     By:  /s/ Terry Keane
                                                     Name:  Terry Keane
                                                     Title:   President



                                 Exhibit "A"-5

                         ADDENDUM TO LINE OF CREDIT NOTE
                         (BASE RATE PRICING ADJUSTMENTS)



         THIS ADDENDUM is attached to and made a part of that certain promissory note executed by AIRCOMP L.L.C., a Delaware limited liability company ("Borrower") and payable to WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION ("Bank"), or order, dated as of June 27, 2003, in the principal amount of One Million and No/100 Dollars ($1,000,000.00) (the "Note").

         The following provisions are hereby incorporated into the Note to reflect the interest rate adjustments agreed to by Bank and Borrower:

INTEREST RATE ADJUSTMENTS:

         (a) Definitions. As used herein, the following terms shall have the meanings set forth after each, and any other term defined herein:

         "Base Rate" shall mean the higher of (a) Prime Rate per annum in effect on that day, and (b) the Federal Fund Rate in effect on that day as announced by the Federal Reserve Bank of New York, plus 0.5% per annum.

         "Business Day" shall mean any day except a Saturday, Sunday, or any other day on which commercial banks in Texas are authorized or required to close by law.

         "Prime Rate" shall mean at any time the rate of interest most recently announced within the Bank at its principal office in San Francisco as its Prime Rate, with the understanding that the Bank's Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto; and is evidenced by the recording thereof after its announcement in such internal publication or publications as the Bank may designate.

         (b) INITIAL INTEREST RATES. The initial interest rates applicable to this Note shall be the rates set forth in the "Interest" paragraph herein.

         (c) INTEREST RATE ADJUSTMENTS. In addition to any interest rate adjustments resulting from changes in the Prime Rate, Bank shall adjust the Base Rate margin used to determine the rates of interest applicable to this Note on a quarterly basis, commencing with the calendar quarter ending September 30, 2003, if required to reflect a change in Borrower's ratio of Total Funded Debt to EBITDA (as defined in the Credit Agreement referenced herein), in accordance with the following grid:

                                 Exhibit "A"-6

                                                     APPLICABLE
    TOTAL FUNDED DEBT                                 BASE RATE
    to EBITDA                                          MARGIN
    ---------                                          ------

    less than 2.0 to 1.0                                1.50%

    greater than or equal to 2.0 to 1.0
    but less than 2.5 to 1.0                            1.75%

    greater than or equal to 2.5 to 1.0
    but less than 3.0 to 1.0                            2.00%

    greater than or equal to 3.0 to 1.0                 2.25%

Each such adjustment shall be effective on the first Business Day of the calendar quarter following the quarter during which Bank receives and reviews Borrower's most current calendar quarter-end financial statements in accordance with any requirements established by Bank for the preparation and delivery thereof.

         IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Note.

                                                      AIRCOMP L.L.C.


                                                      By:  /s/ Terry Keane
                                                      Name:  Terry Keane
                                                      Title:   President

                                 Exhibit "A"-7

                                   EXHIBIT "B"

                                Form of Term Note


$8,000,000.00                                                     Houston, Texas
                                                                   June 27, 2003


         FOR VALUE RECEIVED, the undersigned AIRCOMP L.L.C., a Delaware limited liability company ("Borrower") promises to pay to the order of WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION ("Bank") at its office at 1000 Louisiana, Third Floor, Houston, Texas, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Eight Million and No/100 Dollars ($8,000,000.00), with interest thereon as set forth herein.

DEFINITIONS:

         As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

         (a) "Base Rate" means the higher of (i) Prime Rate per annum in effect on that day, and (ii) Federal Fund Rate in effect on that day as announced by the Federal Reserve Bank of New York, plus 0.5% per annum.

         (b) "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in Texas are authorized or required by law to close.

         (c) "Credit Agreement" means that certain Credit Agreement between Bank and Borrower of even date herewith.

         (d) "Fixed Rate Term" means a period commencing on a Business Day and continuing for one, two, three or six months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than One Hundred Thousand and No/100 Dollars ($100,000.00); and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

         (e) "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/16 of 1%) and determined pursuant to the following formula:

                      LIBOR =                   Base LIBOR
                               ----------------------------------------------
                                      100% - LIBOR Reserve Percentage

                                 Exhibit "B"-1

                  (i) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

                  (ii) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

         (f) "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

         (g) "Total Funded Debt" shall have the meaning ascribed to it in the Credit Agreement.

INTEREST:

         (a) Interest. The Borrower agrees to pay interest at the Bank's address listed above on the unpaid principal note hereof and, to the extent permitted by law, the accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth on the Addendum attached hereto and incorporated herein for all purposes.

         (b) Selection of Interest Rate Options. At any time any portion of this Note bears interest determined in relation to LIBOR, it may be continued by Borrower at the end the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Base Rate or to LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Base Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower. At the time this
Note is disbursed or Borrower wishes to select a LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying: (i) the interest rate option selected by Borrower; (ii) the principal amount subject thereto; and
(iii) for each LIBOR selection, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone (or such other electronic method as Bank may permit) so long as, with respect to each LIBOR selection, (A) if requested by Bank, Borrower provides to Bank written confirmation thereof not later than three (3) Business Days after such notice is given, and (B) such notice is given to Bank prior to 10:00 a.m. on the first day of the Fixed Rate Term, or at a later time during any Business Day if Bank, at it's sole option


                                 Exhibit "B"-2
but without obligation to do so, accepts Borrower's notice and quotes a fixed rate to Borrower. If Borrower does not immediately accept a fixed rate when quoted by Bank, the quoted rate shall expire and any subsequent LIBOR request from Borrower shall be subject to a redetermination by Bank of the applicable fixed rate. If no specific designation of interest is made at the time this Note is disbursed or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Base Rate interest selection for this Note or the principal amount to which such Fixed Rate Term applied.

         (c) Taxes and Regulatory Costs. Borrower shall pay to Bank immediately upon demand, in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LIBOR Reserve Percentage, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR. In determining which of the foregoing are attributable to any LIBOR option available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

         (d) Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note, but in no event at a rate greater than the Maximum Rate.

BORROWINGS:

         (a) Borrower may from time to time from the date of this Note up to and including June 27, 2007, borrow and partially or wholly repay its outstanding borrowings, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that amounts repaid may not be reborrowed; and provided further, that the total borrowings under this Note shall not exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder.

         (b) All Base Rate borrowings shall be in amounts of at least Ten Thousand and No/100 Dollars ($10,000.00). All LIBOR borrowings shall be in amounts of at least Five Hundred Thousand and No/100 Dollars ($500,000.00) and in multiples of One Hundred Thousand and No/100 Dollars ($100,000.00) thereafter.

                                 Exhibit "B"-3

         (c) The amount and date of each Base Rate borrowing shall be designated by an authorized representative of the Borrower requesting such borrowing in form and substance satisfactory to Bank, at Bank's sole discretion, and such borrowing request shall be received by the Bank at least one (1) Business Day prior to the date of such loan, which date shall be a Business Day. Each Base Rate loan shall be made at the office of the Bank and shall be funded prior to 2:00 p.m. Houston time, on the day so requested and immediately available fund in the amount so requested.

         (d) The amount and date of each LIBOR borrowing shall be designated by an authorized representative of the Borrower requesting such borrowing in form and substance satisfactory to Bank, at Bank's sole discretion, and such borrowing request shall be received by the Bank at least three (3) Business Days prior to the date of such loan, which date shall be a Business Day. Each LIBOR loan shall be made at the office of the Bank and shall be funded prior to 2:00 p.m. Houston time, on the day so requested and immediately available fund in the amount so requested.

REPAYMENT AND PREPAYMENT:

         (a) REPAYMENT. Principal shall be payable on the last day of each March, June, September and December in installments of Two Hundred Eighty-Five Thousand Seven Hundred Fourteen and 28/100 Dollars ($285,714.28) each, commencing on September 30, 2003, and continuing up to and including March 31, 2007, with a final installment consisting of all remaining unpaid principal due and payable in full on June 27, 2007. Notwithstanding the foregoing, Borrower shall make annual pre-payments of the outstanding principal balance of this Note equal to fifty percent (50%) of Free Cash Flow (as such term is defined in Section 5.7 of the Credit Agreement), commencing August 27, 2004, and such pre-payments shall be applied in inverse order of maturities, first to this Note, then to the Delayed Draw Term Loan (as defined in the Credit Agreement), and then to any outstanding balance under the Line of Credit Note (as defined in the Credit Agreement), as applicable.

         (b) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Base Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest Fixed Rate Term first.

         (c) Prepayment.

         BASE RATE. Borrower may prepay this Note provided that all terms in the Credit Agreement and herein are complied with (including the payment of any prepayment penalties required in the Credit Agreement). As provided herein, Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Base Rate at any time and in the minimum amount of One Hundred Thousand and No/100 Dollars ($100,000.00); PROVIDED HOWEVER, if the outstanding principal balance is such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal hereof.

                                 Exhibit "B"-4

         LIBOR. Borrower may prepay this Note provided that all terms in the Credit Agreement and herein are complied with (including the payment of any prepayment penalties required in the Credit Agreement). As provided herein, Borrower may prepay principal on any portion of this Note which bears interest determined in relation to LIBOR at any time and in the minimum amount of One Hundred Thousand and No/100 Dollars ($100,000.00); PROVIDED, HOWEVER, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

                  (i) DETERMINE the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

                  (ii) SUBTRACT from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

                  (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Each Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Each Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank.

In addition, if Borrower makes an optional or required prepayment of a LIBOR loan before the end of the related interest period, or fails to borrow, convert, or extend a LIBOR loan after giving notice thereof, of if a LIBOR loan is converted to Base Rate Loan as a result of certain changes and circumstances, Borrower will reimburse Bank for any related funding losses and losses of anticipated earnings.

All prepayments of principal on this Note, whether such prepayment is in relation to a Base Rate option or a LIBOR option shall be applied first to reduce the balloon payment due upon maturity hereof, if applicable, and second to reduce the most remote of the principal installment or installments then unpaid.

EVENTS OF DEFAULT:

         This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of even date herewith, as amended from time to time (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

                                 Exhibit "B"-5

MISCELLANEOUS:

         (a) REMEDIES. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and accrued and unpaid interest outstanding hereunder to be immediately due and payable without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel to the extent permissible), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

         (b) OBLIGATIONS JOINT AND SEVERAL. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

         (c) GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS. ANY ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NOTE AGAINST THE BORROWER OR ANY THIRD PARTY OBLIGOR MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS. BORROWER AND EACH THIRD PARTY OBLIGOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ANY THIRD PARTY OBLIGOR OR WITH RESPECT TO ANY COLLATERAL IN ANY STATE OR FEDERAL COURT IN ANY OTHER JURISDICTION. ANY ACTION OR PROCEEDING BY THE BORROWER OR ANY THIRD PARTY OBLIGOR AGAINST LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN HARRIS COUNTY, TEXAS.

         (d) SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Note, or in any contract, instrument or document evidencing or securing the payment hereof or otherwise relating hereto (each, a "Related Document"), in no event shall this Note or any Related Document require


                                 Exhibit "B"-6
the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "Maximum Rate"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with this Note or any Related Document, or in any communication by Bank or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under this Note shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control; (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment of this Note or any Related Document shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Bank, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if this Note or any Related Document has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of this Note and each Related Document, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of this Note or any Related Document does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with this Note and any Related Document which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Note or such Related Document, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Bank. The terms of this paragraph shall be deemed to be incorporated into each Related Document.

         To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Rate, Bank hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to Bank's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

         (e) RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default, (i) Borrower hereby authorizes Bank, at any time and from time to time, without notice, which is hereby expressly waived by Borrower, and whether or not Bank shall have declared this Note to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under this Note (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Bank to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks


                                 Exhibit "B"-7
and other items drawn against any deposits so held as Bank, in its sole discretion, may elect. Borrower hereby grants to Bank a security interest in all deposits and accounts maintained with Bank and with any other financial institution to secure the payment of all obligations and liabilities of Borrower to Bank under this Note.

         (f) BUSINESS PURPOSE. Borrower represents and warrants that all loans evidenced by this Note are for a business, commercial, investment, agricultural or other similar purpose and not primarily for a personal, family or household use.

NOTICE: THIS NOTE AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                                      AIRCOMP L.L.C.


                                                      By:  /s/ Terry Keane
                                                      Name:  Terry Keane
                                                      Title:   President


                                 Exhibit "B"-8

                              ADDENDUM TO TERM NOTE
                      (BASE RATE/LIBOR PRICING ADJUSTMENTS)

         THIS ADDENDUM is attached to and made a part of that certain promissory note executed by AIRCOMP L.L.C., a Delaware limited liability company ("Borrower") and payable to WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION ("Bank"), or order, dated as of even date herewith, in the principal amount of Eight Million and No/100 Dollars ($8,000,000.00) (the "Note").

         The following provisions are hereby incorporated into the Note to reflect the interest rate adjustments agreed to by Bank and Borrower:

INTEREST RATE ADJUSTMENTS:

         (a) INITIAL INTEREST RATES. The initial interest rates applicable to this Note shall be the rates set forth in the "Interest" paragraph herein.

         (b) INTEREST RATE ADJUSTMENTS. In addition to any interest rate adjustments resulting from changes in the Base Rate, Bank shall adjust the Base Rate and LIBOR margins used to determine the rates of interest applicable to this Note on a quarterly basis, commencing with the calendar quarter ending September 30, 2003, if required to reflect a change in Borrower's ratio of Total Funded Debt to EBITDA (as defined in the Credit Agreement referenced herein), in accordance with the following grid:

                                                        APPLICABLE          APPLICABLE
                 TOTAL FUNDED DEBT TO EBITDA         BASE RATE MARGIN      LIBOR MARGIN
                 ---------------------------         ----------------      ------------
   less than 2.0 to 1.0                                        .25%              2.00%
   greater than or equal to 2.0 to 1.0
   but less than 2.5 to 1.0                                    .50%              2.25%
   greater than or equal to 2.5 to 1.0
   but less than 3.0 to 1.0                                    .75%              2.50%
   greater than or equal to 3.0 to 1.0                        1.0%               2.75%

Each such adjustment shall be effective on the first Business Day of the calendar quarter following the quarter during which Bank receives and reviews Borrower's most current calendar quarter-end financial statements in accordance with any requirements established by Bank for the preparation and delivery thereof.

         (c) With respect to LIBOR loans, each interest payment shall be payable on the last day of each Fixed Rate Term (as defined in the Credit Agreement) elected by the Borrower and upon maturity of the Note; provided, however, in the event Borrower elects a six-month Fixed Rate Term, then such installments of interest shall be due and payable on the last day of the third month of such Fixed Rate Term.

                                 Exhibit "B"-9

         (d) With respect to Base Rate loans, each interest payment shall be payable on the last day of each March, June, September and December commencing on September 30, 2003, through and including maturity of this Note.

         IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Note.

                                                         AIRCOMP L.L.C.


                                                         By:  /s/ Terry Keane
                                                         Name:  Terry Keane
                                                         Title:   President


                                 Exhibit "B"-10

                                   EXHIBIT "C"
                                   -----------

                         Form of Delayed Draw Term Note



$1,000,000.00                                                     Houston, Texas
                                                                   June 27, 2003

         FOR VALUE RECEIVED, the undersigned AIRCOMP L.L.C., a Delaware limited liability company ("Borrower") promises to pay to the order of WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION ("Bank") at its office at 1000 Louisiana, Third Floor, Houston, Texas, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million and No/100 Dollars ($1,000,000.00), with interest thereon as set forth herein.

DEFINITIONS:

         As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

         (a) "Base Rate" shall mean the higher of (a) Prime Rate per annum in effect on that day, and (b) the Federal Fund Rate in effect on that day as announced by the Federal Reserve Bank of New York, plus 0.5% per annum.

         (b) "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in Texas are authorized or required by law to close.

         (c) "Credit Agreement" means that certain Credit Agreement between Bank and Borrower of even date herewith.

         (d) "Fixed Rate Term" means a period commencing on a Business Day and continuing for one, two, three or six months, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than One Hundred Thousand And No/100 Dollars ($100,000.00); and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

         (e) "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/16 of 1%) and determined pursuant to the following formula:


                    LIBOR =                   Base LIBOR
                             ----------------------------------------------
                             100% - LIBOR Reserve Percentage

                                 Exhibit "C"-1

                  (i) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

                  (ii) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

         (f) "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

         (g) "Total Funded Debt" shall have the meaning ascribed to it in the Credit Agreement.

INTEREST:

         (a) INTEREST. The Borrower agrees to pay interest at the Bank's address listed above on the unpaid principal note hereof and, to the extent permitted by law, the accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth on the Addendum attached hereto and incorporated herein for all purposes.

         (b) SELECTION OF INTEREST RATE OPTIONS. At any time any portion of this Note bears interest determined in relation to LIBOR, it may be continued by Borrower at the end the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Base Rate or to LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Base Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower. At the time this
Note is disbursed or Borrower wishes to select a LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying: (i) the interest rate option selected by Borrower; (ii) the principal amount subject thereto; and
(iii) for each LIBOR selection, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone (or such other electronic method as Bank may permit) so long as, with respect to each LIBOR selection, (A) if requested by Bank, Borrower provides to Bank written confirmation thereof not later than three (3) Business Days after such notice is given, and (B) such


                                 Exhibit "C"-2
notice is given to Bank prior to 10:00 a.m. on the first day of the Fixed Rate Term, or at a later time during any Business Day if Bank, at it's sole option but without obligation to do so, accepts Borrower's notice and quotes a fixed rate to Borrower. If Borrower does not immediately accept a fixed rate when quoted by Bank, the quoted rate shall expire and any subsequent LIBOR request from Borrower shall be subject to a redetermination by Bank of the applicable fixed rate. If no specific designation of interest is made at the time this Note is disbursed or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Base Rate interest selection for this Note or the principal amount to which such Fixed Rate Term applied.

         (c) TAXES AND REGULATORY COSTS. Borrower shall pay to Bank immediately upon demand, in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LIBOR Reserve Percentage, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR. In determining which of the foregoing are attributable to any LIBOR option available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

         (d) DEFAULT INTEREST. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note, but in no event at a rate greater than the Maximum Rate.

BORROWINGS:

         (a) Borrower may from time to time from the date of this Note up to and including December 27, 2004, borrow and partially or wholly repay its outstanding borrowings, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that amounts repaid may not be reborrowed; and provided further, that the total borrowings under this Note shall not exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder.

         (b) All Base Rate and LIBOR borrowings shall be in amounts of at least Ten Thousand and No/100 Dollars ($10,000.00).

                                 Exhibit "C"-3

         (c) The amount and date of each Base Rate borrowing shall be designated by an authorized representative of the Borrower requesting such borrowing in form and substance satisfactory to Bank, at Bank's sole discretion, and such borrowing request shall be received by the Bank at least one (1) Business Day prior to the date of such loan, which date shall be a Business Day. Each Base Rate loan shall be made at the office of the Bank and shall be funded prior to 2:00 p.m. Houston time, on the day so requested and immediately available fund in the amount so requested.

         (d) The amount and date of each LIBOR borrowing shall be designated by an authorized representative of the Borrower requesting such borrowing in form and substance satisfactory to Bank, at Bank's sole discretion, and such borrowing request shall be received by the Bank at least three (3) Business Days prior to the date of such loan, which date shall be a Business Day. Each LIBOR loan shall be made at the office of the Bank and shall be funded prior to 2:00 p.m. Houston time, on the day so requested and immediately available fund in the amount so requested.

REPAYMENT AND PREPAYMENT:

         (a) REPAYMENT. The Delayed Draw Term Note shall be repaid pursuant to
Section 1.3(c) of the Credit Agreement.

         (b) APPLICATION OF PAYMENTS. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Base Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest Fixed Rate Term first.

         (c) Prepayment.

         BASE RATE. Borrower may prepay this Note provided that all terms in the Credit Agreement and herein are complied with (including the payment of any prepayment penalties required in the Credit Agreement). As provided herein, Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Base Rate at any time and in the minimum amount of One Hundred Thousand and No/100 Dollars ($100,000.00); PROVIDED HOWEVER, if the outstanding principal balance is such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal hereof.

         LIBOR. Borrower may prepay this Note provided that all terms in the Credit Agreement and herein are complied with (including the payment of any prepayment penalties required in the Credit Agreement). As provided herein, Borrower may prepay principal on any portion of this Note which bears interest determined in relation to LIBOR at any time and in the minimum amount of One Hundred Thousand and No/100 Dollars ($100,000.00) and in One Hundred Thousand and No/100 Dollars ($100,000.00) multiples thereafter); PROVIDED, HOWEVER, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding


                                 Exhibit "C"-4
principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

                  (i) DETERMINE the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

                  (ii) SUBTRACT from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

                  (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Each Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Each Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank.

In addition, if Borrower makes an optional or required prepayment of a LIBOR loan before the end of the related interest period, or fails to borrow, convert, or extend a LIBOR loan after giving notice thereof, of if a LIBOR loan is converted to Base Rate Loan as a result of certain changes and circumstances, Borrower will reimburse Bank for any related funding losses and losses of anticipated earnings.

All prepayments of principal on this Note, whether such prepayment is in relation to a Base Rate option or a LIBOR option shall be applied first to reduce the balloon payment due upon maturity hereof, if applicable, and second to reduce the most remote of the principal installment or installments then unpaid.

EVENTS OF DEFAULT:

         This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of even date herewith, as amended from time to time (the "Credit Agreement"). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

         (a) REMEDIES. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and accrued and unpaid interest outstanding hereunder to be immediately due and payable without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice


                                 Exhibit "C"-5
of dishonor, notice of intention to accelerate or notice of acceleration, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel to the extent permissible), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

         (b) OBLIGATIONS JOINT AND SEVERAL. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

         (c) GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS. ANY ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NOTE AGAINST THE BORROWER OR ANY THIRD PARTY OBLIGOR MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS. BORROWER AND EACH THIRD PARTY OBLIGOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ANY THIRD PARTY OBLIGOR OR WITH RESPECT TO ANY COLLATERAL IN ANY STATE OR FEDERAL COURT IN ANY OTHER JURISDICTION. ANY ACTION OR PROCEEDING BY THE BORROWER OR ANY THIRD PARTY OBLIGOR AGAINST LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN HARRIS COUNTY, TEXAS.

         (d) SAVINGS CLAUSE. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Note, or in any contract, instrument or document evidencing or securing the payment hereof or otherwise relating hereto (each, a "Related Document"), in no event shall this Note or any Related Document require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "Maximum Rate"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with this Note or any Related Document, or in any communication by Bank or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under this Note shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control; (ii) neither Borrower nor


                                 Exhibit "C"-6
any other person or entity now or hereafter liable for the payment of this Note or any Related Document shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Bank, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if this Note or any Related Document has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of this Note and each Related Document, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of this Note or any Related Document does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with this Note and any Related Document which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Note or such Related Document, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Bank. The terms of this paragraph shall be deemed to be incorporated into each Related Document.

         To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Rate, Bank hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to Bank's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

         (e) RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default, (i) Borrower hereby authorizes Bank, at any time and from time to time, without notice, which is hereby expressly waived by Borrower, and whether or not Bank shall have declared this Note to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under this Note (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Bank to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Bank, in its sole discretion, may elect. Borrower hereby grants to Bank a security interest in all deposits and accounts maintained with Bank and with any other financial institution to secure the payment of all obligations and liabilities of Borrower to Bank under this Note.

         (f) BUSINESS PURPOSE. Borrower represents and warrants that all loans evidenced by this Note are for a business, commercial, investment, agricultural or other similar purpose and not primarily for a personal, family or household use.

                                 Exhibit "C"-7

NOTICE: THIS NOTE AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                                       AIRCOMP L.L.C.


                                                       By:  /s/ Terry Keane
                                                       Name:  Terry Keane
                                                       Title:   President


                                 Exhibit "C"-8

                       ADDENDUM TO DELAYED DRAW TERM NOTE
                      (BASE RATE/LIBOR PRICING ADJUSTMENTS)

         THIS ADDENDUM is attached to and made a part of that certain promissory note executed by AIR COMP, L.L.C., a Delaware limited liability company ("Borrower") and payable to WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION ("Bank"), or order, dated as of even date herewith, in the principal amount of One Million and No/100 Dollars ($1,000,000.00) (the "Note").

         The following provisions are hereby incorporated into the Note to reflect the interest rate adjustments agreed to by Bank and Borrower:

INTEREST RATE ADJUSTMENTS:

         (a) Initial Interest Rates. The initial interest rates applicable to this Note shall be the rates set forth in the "Interest" paragraph herein.

         (b) Interest Rate Adjustments. In addition to any interest rate adjustments resulting from changes in the Base Rate, Bank shall adjust the Base Rate and LIBOR margins used to determine the rates of interest applicable to this Note on a quarterly basis, commencing with the calendar quarter ending September 30, 2003, if required to reflect a change in Borrower's ratio of Total Funded Debt to EBITDA (as defined in the Credit Agreement referenced herein, in accordance with the following grid:

                                              APPLICABLE            APPLICABLE
    TOTAL FUNDED DEBT                          BASE RATE               LIBOR
    TO EBITDA                                   MARGIN                MARGIN
    ---------                                   ------                ------

    less than 2.0 to 1.0                         .25%                  2.00%

    greater than or equal to 2.0 to 1.0
    but less than 2.5 to 1.0                     .50%                  2.25%

    greater than or equal to 2.5 to 1.0
    but less than 3.0 to 1.0                     .75%                  2.50%

    greater than or equal to 3.0 to 1.0         1.00%                  2.75%

Each such adjustment shall be effective on the first Business Day of the calendar quarter following the quarter during which Bank receives and reviews Borrower's most current quarter-end financial statements in accordance with any requirements established by Bank for the preparation and delivery thereof.

         (c) With respect to LIBOR loans, each interest payment shall be payable on the last day of each Fixed Rate Term (as defined in the Credit Agreement) elected by the Borrower and upon maturity of the Note; provided, however, in the event Borrower elects a six-month Fixed Rate Term, then such installments of interest shall be due and payable on the last day of the third month of such Fixed Rate Term.

                                 Exhibit "C"-9

         (d) With respect to Base Rate loans, each interest payment shall be payable on the last day of each March, June, September and December commencing on September 30, 2003, through and including maturity of this Note.

         IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Note.

                                                        AIRCOMP L.L.C.



                                                        By:  /s/ Terry Keane
                                                        Name:  Terry Keane
                                                        Title:   President



                                 Exhibit "C"-10